Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Aeglea BioTherapeutics, Inc. of our report dated October 6, 2023 relating to the financial statement, which appears in Exhibit 99.1 of Aeglea BioTherapeutics, Inc.’s Current Report on Form 8-K dated October 6, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

October 6, 2023